Exhibit 23.1


Bateman & Co., Inc., P.C.
Certified Public Accountants




                                              5 Briardale Court
                                              Houston, TX 77027-2904
                                              (713) 552-9800
                                              FAX (713) 552-9700
                                              www.batemanhouston.com




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the reference to our firm under the heading "experts" and to the incorporation of our report dated April 14, 1998 with respect to the financial statements of Petro Union, Inc., dba Horizontal Ventures, Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which are incorporated by reference in this Registration Statement on Form S-3, and the related Prospectus of Petro Union, Inc. dba Horizontal Ventures, Inc.


                                                BATEMAN & CO., INC., P.C.

Houston, Texas
July 31, 1998